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                                                                Exhibit (d)(iii)

             FORM OF AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT


THIS AMENDMENT is made as of the ____day of ______ by and between Scudder International Equity Portfolio, a New York trust (the 'Trust'), on behalf the series listed on Schedule A, DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the 'Advisor') and DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED (the 'Sub-Advisor') to the Investment Sub-Advisory Agreement dated 30/th/ day of July, 2002 by and between the Trust, the Advisor and the Sub-Advisor ("Sub-Advisory Agreement").

WHEREAS, the parties hereto desire to amend the compensation under this Agreement. The following paragraph replaces paragraph 9 of the Sub-Advisory Agreement is hereby deleted in its entirety and read as follows:

9. Compensation. For the services to be rendered and the expenses assumed by the Sub-Advisor, the Advisor shall pay to the Sub-Advisor monthly compensation in accordance with Schedule A, as amended.

     This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate by their respective officers on the day and year first above written.


Scudder International Equity Portfolio    Deutsche Asset Management, Inc.
("Trust")                                 ("Advisor")


        Bruce Rosenblum                          John Kim
--------------------------------------    --------------------------------------
By:     Bruce Rosenblum                   By:    John Kim
Title:  Assistant Secretary               Title:
                                                 -------------------------------


Deutsche Asset Management Investors Services Limited ("Sub-Advisor")


By:
        ------------------------------
Title:
        ------------------------------

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                                   Schedule A

                                       TO
                             Sub-Advisory Agreement
                                      Dated

                                     Between

                DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. AND
              DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED

        Series                      Net Assets                Sub-advisory Fee
Scudder International         Net Assets of the Fund        0.50 of the Advisory
   Equity Portfolio         advised by the Sub-Advisor              Fee